Exhibit 23.2


((LETTERHEAD))
PRICEWATERHOUSECOOPERS (PWC)
                                                PricewaterhouseCoopers       LLP
                                                Chartered    Accountants    1501
                                                Toronto  Dominion  Tower 10088 -
                                                102  Avenue   Edmonton   Alberta
                                                Canada  T5J  2Z1   Telephone  +1
                                                (780)   441-6700   Facsimile  +1
                                                (780) 441-6776

United States
Securities and Exchange Commission
Washington, D.C.  20549

March 16, 2001


Dear Sirs,

We hereby consent to the use in the Registration Statement on Form S-8 of our report dated November 17, 2000 relating to the financial statements of Pultronex Corporation, which is incorporated by reference into such Registration Statement.



Yours very truly,

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other member of the worldwide PricewaterhouseCoopers organization.



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